Execution Copy

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of August 11, 2009, by and among SL GREEN OPERATING PARTNERSHIP, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), SL GREEN REALTY CORP., a corporation formed under the laws of the State of Maryland (the “Parent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”), Wells Fargo Securities, LLC and Banc of America Securities, LLC, each as Joint Lead Arrangers for purposes of this Amendment (the “Joint Lead Arrangers”), and each of the financial institutions signatory hereto (the “Required Lenders”).

WHEREAS, the Requisite Lenders and certain other financial institutions (who were “Lenders” under the Existing Credit Agreement) made available to the Borrower a revolving credit facility, including a letter of credit subfacility and a swingline subfacility, on the terms and conditions contained in that certain Amended and Restated Credit Agreement dated as of June 28, 2007 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”; and, as amended by this Amendment, the “Credit Agreement”) by and among the Borrower, the Parent, such Lenders, certain other financial institutions, the Agent and the other parties thereto;

WHEREAS, the Borrower desires to repurchase a portion of the outstanding Loans and Commitments of the Lenders through an Unrestricted Subsidiary (as hereinafter defined) through one or more modified Dutch auctions (the “Repurchases”);

WHEREAS, in order to induce the Agent and the Required Lenders (a) to permit the Unrestricted Subsidiary to become a “Lender” under the Existing Credit Agreement and (b) to agree to amend certain terms of the Existing Credit Agreement to permit the Repurchases, the Borrower and the Unrestricted Subsidiary will agree, among other things, (i) to subordinate the Loans acquired by the Unrestricted Subsidiary such that no principal shall be paid to the Unrestricted Subsidiary until the repayment in full of the outstanding Loans, Letter of Credit Liabilities and other Obligations owing to the other Lenders and the termination of all Commitments of such other Lenders, (ii) to waive any right to receive any interest or fees on the Loans acquired by the Unrestricted Subsidiary, (iii) to waive all rights the Unrestricted Subsidiary may have to cast any votes or give any consent as a Lender under the Credit Agreement or to participate in any way in the administration of the Credit Agreement or the other Loan Documents, (iv) that the Loans acquired by the Unrestricted Subsidiary will be extinguished upon the occurrence of an Event of Default and (v) to waive any rights to enforce the Loans acquired by the Unrestricted Subsidiary and to be treated as a subordinate and separate class of creditor in any bankruptcy or other insolvency proceeding involving the Borrower; and

WHEREAS, the Borrower, the Agent and the Required Lenders desire to amend certain terms of the Existing Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement and the other Loan Documents are hereby amended as follows:

1.	Definitions.

(a)	Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meanings provided in the Existing Credit Agreement.

(b)	Eligible Assignee. The definition of “Eligible Assignee” set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“‘Eligible Assignee’ means (a) a Lender, (b) an affiliate of a Lender, (c) an Approved Fund, (d) subject to the limitations set forth in Section 12.5(i), the Unrestricted Subsidiary and (e) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless a Default or Event of Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries except in accordance with clause (d) of this definition.”

(c)	First Amendment. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

“‘First Amendment’ means that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 11, 2009, which amends this Agreement.”

(d)
Loan Party.  The definition of “Loan Party” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such definition: “Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Unrestricted Subsidiary be deemed to be a Loan Party.”

(e)	Offer Document. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

“‘Offer Document’ means a Notice of an Offer to Purchase by the Unrestricted Subsidiary, together with all attachments thereto, substantially in the form of Exhibit T attached hereto.

(f)
Subsidiary.  The definition of “Subsidiary” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such definition:  “Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Unrestricted Subsidiary be deemed to be a Subsidiary except for purposes of Sections 8.1 and 8.2.”

(g)
Unconsolidated Affiliate.  The definition of “Unconsolidated Affiliate” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such definition:  “Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Unrestricted Subsidiary be deemed to be an Unconsolidated Affiliate.”

(h)	Unrestricted Subsidiary. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

“‘Unrestricted Subsidiary’ means either (i) SLG Acquisition LLC, a Delaware limited liability company or (ii) any Affiliate of the Borrower in which SLG Acquisition LLC, and no other Affiliate of the Borrower or any other Person, owns any Equity Interest, and in either case which has obtained or acquired an interest in any Loan, Commitment or portion thereof from a Lender pursuant to an Offer Document and the terms of this Agreement.”

(i)	Unrestricted Subsidiary Assignment Agreement. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

“Unrestricted Subsidiary Assignment Agreement’ means, with respect to any assignment to the Unrestricted Subsidiary pursuant to this Agreement, an Unrestricted Subsidiary Assignment and Assumption Agreement substantially in the form of Exhibit S attached hereto.

(j)	Unrestricted Subsidiary Loan. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

“Unrestricted Subsidiary Assignment Agreement’ means, with respect to any assignment to the Unrestricted Subsidiary pursuant to this Agreement, an Unrestricted Subsidiary Assignment and Assumption Agreement substantially in the form of Exhibit S attached hereto.

2.	Affiliate Transactions.

(a)
Section 6.1(s) of the Existing Credit Agreement is hereby amended by adding the following after the word “Affiliate” in line 3 of such Section: “other than the purchase of Unrestricted Subsidiary Loans, if applicable, and any transaction related to such Unrestricted Subsidiary Loans, in each case, that is permitted by this Agreement.”

(b)
Section 9.11 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such Section:  “Nothing in this Section shall be deemed to prohibit the Unrestricted Subsidiary from (i) acquiring any Unrestricted Subsidiary Loan so long as such acquisition is permitted by this Agreement or (ii) paying or funding any amounts relating to such Unrestricted Subsidiary Loan to a Loan Party so long as such payment or funding is permitted by this Agreement.”

3.
Defaulting Lenders.  Section 3.11(b) of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such section:  “In no event shall the Unrestricted Subsidiary be deemed a Defaulting Lender for the purposes of this clause (b).”

4.
Financial Covenants; Certain Permitted Investments.  Solely to the extent consistent with GAAP, no Unrestricted Subsidiary Loan shall constitute (i) Indebtedness of the Borrower for the purposes of (x) the financial covenants set forth in Section 9.1 of the Credit Agreement or (y) the definition of “Applicable Margin” or “Senior Indebtedness” or “Senior Debt”, each as used in the definition of “Applicable Margin”, or (ii) an Investment for the purposes of Section 9.4 of the Credit Agreement.

5.	Investments. Section 9.5 of the Existing Credit Agreement is hereby amended by replacing the period at the end of Section 9.5(f) with “; and”, and by adding the following as clause (g):

“(g)           Investments in an amount not to exceed $600,000,000 in the aggregate in the Unrestricted Subsidiary, to be used for the purpose of funding the Unrestricted Subsidiary’s purchase of Unrestricted Subsidiary Loans or portions thereof and any other payments of amounts relating to such Unrestricted Subsidiary Loans as contemplated by this Agreement and permitted hereunder and under each applicable Unrestricted Subsidiary Assignment Agreement; provided that such Investments are not funded (i) from the proceeds of any Loans hereunder, (ii) from the proceeds of any loans to, or indebtedness incurred by, the Unrestricted Subsidiary or (iii) directly from the proceeds of any other loans to, or indebtedness incurred by, the Borrower or the Parent that would be recourse to the Borrower or the Parent.”

6.	Assignments by Lenders; Unrestricted Subsidiary.

(a)	The following is hereby added as Section 12.5(b)(i)(C) of the Existing Credit Agreement:

“(C) Clauses (A) and (B) of this subsection (i) shall not apply to any assignment to the Unrestricted Subsidiary permitted by this Agreement.”

(b)	Section 12.5(b)(iii)(B) of the Existing Credit Agreement is hereby amended by adding the following to the end of such Section: “or the Unrestricted Subsidiary”.

(c)	Section 12.5(b)(iv) of the Existing Credit Agreement is hereby amended by adding the words “or the Unrestricted Subsidiary” after the words “if it is not a Lender”.

(d)	Section 12.5(b)(v) of the Existing Credit Agreement is hereby amended by adding the following to the end of such Section: “other than to the Unrestricted Subsidiary”.

(e)	The following is hereby added as Section 12.5(i) of the Existing Credit Agreement:

“(i)           Unrestricted Subsidiary.  Notwithstanding anything to the contrary contained herein, the purchase of any portion of any Loans or Commitments by the Unrestricted Subsidiary, and the Unrestricted Subsidiary’s status as a “Lender” for all purposes under this Agreement or any other Loan Document, shall be subject to the following provisions:

(i)
Voting Rights; Communication.  For purposes of any proposed amendment, consent, waiver or other modification hereunder or under any other Loan Document, or any other vote, consent, request, demand, authorization or direction hereunder (including, without limitation, any vote, consent, request, demand, authorization or direction with respect to any of the matters set forth in Section 12.6) or under any other Loan Document, the Unrestricted Subsidiary shall be deemed at all times to be a Defaulting Lender (solely with respect to the Unrestricted Subsidiary’s right to vote on matters described herein), and the Unrestricted Subsidiary shall not have any right to participate in the administration of the Loans, this Agreement or the other Loan Documents.  The Unrestricted Subsidiary shall not be permitted, entitled or have any rights to (x) attend or participate in any formal or informal meetings of the other Lenders, (y) receive or participate in any communications between or among the Agent and/or the other Lenders or (z) receive, or rely upon, any information, whether written or oral, disseminated during, or relating to, any such meetings or communications, or receive any reports, analyses, opinions or other work product prepared by any consultant, agent or attorney for the Agent or any other Lender, and the Unrestricted Subsidiary’s sole entitlement to receive any information is limited exclusively to information prepared by the Borrower and made available to the Agent and the other Lenders; provided, that this clause (i) shall not in any way limit the Unrestricted Subsidiary’s ability or right to receive or rely upon information that is available to the public.

(ii)
Extinguishment of Unrestricted Subsidiary Loan upon an Event of Default.  Immediately upon the occurrence of an Event of Default or a default under any of the provisions set forth on Annex 2 to each Unrestricted Subsidiary Assignment Agreement, the outstanding principal amount of all Unrestricted Subsidiary Loans shall be immediately and without further action extinguished and retired (an “Unrestricted Subsidiary Loan Retirement”) and the Unrestricted Subsidiary shall thereafter not have any further rights as a Lender under the Loan Documents with respect to any Unrestricted Subsidiary Loans that are the subject of an Unrestricted Subsidiary Loan Retirement (the “Retired Loans”), subject to the following:

(1)
all Commitments and Letter of Credit Liabilities associated with Retired Loans and all obligations of the Unrestricted Subsidiary in connection with such Retired Loans shall remain in full force and effect after an Unrestricted Subsidiary Loan Retirement; provided, that no subsequent funding made by the Unrestricted Subsidiary pursuant to such Commitments and Letter of Credit Liabilities shall be deemed to be a Loan for the purposes of this Agreement and any such subsequent funding and/or Obligation relating to such funding shall instead be deemed to be immediately extinguished and retired;

(2)
from and after the date of any Unrestricted Subsidiary Loan Retirement and subject to the terms of clause (i) of Section 12.5(i), solely for purposes of calculating all Commitments, Letter of Credit Liabilities and Commitment Percentages of the Unrestricted Subsidiary and the other Lenders only, and for purposes of calculating the allocation of any prepayments of Revolving Loans, the principal amount of all Retired Loans shall be deemed to be outstanding; and

(3)
no Unrestricted Subsidiary Loan Retirement shall increase, decrease or otherwise affect the Commitment Percentage or participation interest in any Letter of Credit or any Swingline Loan of the Unrestricted Subsidiary or any other Lender as they exist immediately prior to the applicable Unrestricted Subsidiary Loan Retirement (with respect to the Unrestricted Subsidiary and each other Lender, its “Retirement Date Commitment Percentage”) and, from and after the date of any Unrestricted Subsidiary Loan Retirement, (i) the Commitment Percentage of the Unrestricted Subsidiary shall equal the Retirement Date Commitment Percentage of the Unrestricted Subsidiary on the date immediately prior to the applicable Unrestricted Subsidiary Loan Retirement and (ii) the aggregate Commitment Percentage of the other Lenders shall equal the aggregate Retirement Date Commitment Percentage of such other Lenders on the date immediately prior to the applicable Unrestricted Subsidiary Loan Retirement.

(iii)
Subordination.  All Unrestricted Subsidiary Loans shall immediately and automatically become fully and completely junior and subordinate in both payment and priority to the Loans or portions thereof and all other Obligations held by the other Lenders.  The Unrestricted Subsidiary shall not receive, and neither the Borrower nor any other Loan Party shall make, any payment in cash or otherwise (including principal, interest and fees) on account of any Unrestricted Subsidiary Loan until all outstanding Loans and Obligations owed to Agent and the other Lenders have been repaid in full and all Commitments (other than the Commitment of the Unrestricted Subsidiary), and this Agreement (other than with respect to the Unrestricted Subsidiary), have all been terminated in accordance with the terms hereof, and any payments received by the Unrestricted Subsidiary in contravention of the foregoing shall be held in trust for the Agent and the Lenders and delivered to the Agent promptly upon receipt; provided, however, that the Borrower may, from time to time, make “Deemed Repayments” on Unrestricted Subsidiary Loans, as defined in and in accordance with clause (vi) below.  The Unrestricted Subsidiary waives any rights to a pro-rata share or any other share of any payment of any amount under this Agreement or any other Loan Document to which it may otherwise be entitled and further waives any rights it may have under Sections 3.2 and 3.3.  The Unrestricted Subsidiary further agrees that it shall not exercise any right of set-off or recoupment it may have hereunder or under Applicable Law.

(iv)	Funding of Unrestricted Subsidiary Loans; Net Funding. All Revolving Loans shall be made pursuant to Section 2.1; provided, however, subject to clause (v) below, (1) all fundings of Revolving Loans by Lenders under the Credit Agreement after the date of the First Amendment shall be net of the pro rata share of such Revolving Loans that is required to be funded by the Unrestricted Subsidiary and (2) the Unrestricted Subsidiary shall be permitted to fund such pro rata share of each Revolving Loan directly to the Borrower.  The Unrestricted Subsidiary shall not have the right to make or offer to make any Bid Rate Loans.  In no event shall any Lender be required to make any Revolving Loan in excess of its Commitment.

(v)
Funding of Swingline Loans and Letters of Credit.  (a) Prior to or simultaneously with the Borrower delivering any Notice of Swingline Borrowing under Section 2.3 or the issuance of a Letter of Credit requested by the Borrower under Section 2.4, in each case subsequent to the Unrestricted Subsidiary acquiring an Unrestricted Subsidiary Loan, and (b) with respect to any Swingline Loan and/or any Letter of Credit outstanding on or prior to the date the Unrestricted Subsidiary acquires an Unrestricted Subsidiary Loan, the Unrestricted Subsidiary shall deposit with Agent all amounts that the Unrestricted Subsidiary may be required to fund as a Lender under such Sections as determined by the Agent in its reasonable discretion.  On the date that any Swingline Loan is funded, or if a drawing pursuant to any Letter of Credit occurs, as applicable, the Agent is authorized to use the monies deposited pursuant to this clause (v) to fund the Unrestricted Subsidiary’s share of such Swingline Loan or drawing, or to make payment to the Agent in accordance with Section 2.4, as applicable and on such date the Unrestricted Subsidiary shall be deemed to have made Revolving Loans to the Borrower in an amount equal to the amount applied by the Agent pursuant to this sentence.  Notwithstanding anything to the contrary contained in any Loan Document, Lenders other than the Unrestricted Subsidiary shall not in any event be liable in any way for the Unrestricted Subsidiary’s failure to fund amounts that it is required to fund as a Lender under the Loan Documents.  To the extent that any interest or other amounts shall accrue on the amounts deposited pursuant to the first sentence of this clause (v), they shall accrue for the benefit of and shall be paid to the Unrestricted Subsidiary.  The Unrestricted Subsidiary shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the account into which such amounts are deposited.

(vi)
Optional and Mandatory Prepayments and Repayments; Application.  Any payment or repayment of the principal of Revolving Loans (including any deemed repayments made to the Unrestricted Subsidiary) made by the Borrower shall be applied in accordance with Section 3.2.  In calculating the application of such payments and taking into account the agreement of the Unrestricted Subsidiary to subordinate its receipt of payments on the Unrestricted Subsidiary Loans, the aggregate amount of any payment or repayment of the principal amount of Revolving Loans made by the Borrower shall consist of (x) a cash component equal to the full amount paid by the Borrower to be distributed to the Lenders (other than the Unrestricted Subsidiary) on account of their respective Revolving Loans (the “Cash Repayment”) and (y) a deemed payment or repayment of principal of the Revolving Loans (each, a “Deemed Repayment”) held by the Unrestricted Subsidiary.

Each Deemed Repayment shall be in an amount equal to (A) the applicable Cash Repayment, multiplied by (B) a fraction, the numerator of which is the Unrestricted Subsidiary's Commitment Percentage and the denominator of which is the aggregate Commitment Percentage of the other Lenders.  Notwithstanding anything to the contrary set forth above, if immediately prior to giving effect to any such payment or prepayment in respect of any Revolving Loans, the outstanding principal amount of Revolving Loans shall not be held by the Lenders (including the Unrestricted Subsidiary) pro rata in accordance with their Commitments in effect at the time such Revolving Loans were made, then such payment or repayment shall be applied to the Revolving Loans of the Lenders (other than the Unrestricted Subsidiary) in such manner as shall result, as nearly as practicable, in the outstanding principal amounts of the Revolving Loans being held by such Lenders pro rata in accordance with their respective Commitments; provided, however, the Unrestricted Subsidiary shall only receive Deemed Repayments and shall not receive any payments in cash until all amounts owing to the other Lenders have been paid in full and their Commitments have been terminated in accordance with the terms of this Agreement.

(vii)
Unrestricted Subsidiary Purchase Procedure.  The Unrestricted Subsidiary shall not be permitted to purchase any portion of any Loan or Commitment from a Lender unless (1) the Unrestricted Subsidiary shall have complied with the purchase procedures described on Exhibit R attached hereto and made a part hereof and (2) no Event of Default or any default (following the expiration of any applicable notice and cure period) of any of the covenants and agreements set forth in Annex 2 to each Unrestricted Subsidiary Assignment Agreement then exists or would result from the consummation of any such purchase.  The Unrestricted Subsidiary shall not be permitted to acquire any participations in any Loan or Commitment pursuant to Section 12.5(d).  The Unrestricted Subsidiary shall be subject to the covenants and agreements set forth on Annex 2 to each Unrestricted Subsidiary Assignment Agreement.

(viii)
Bankruptcy Matters.  Upon the occurrence of any of the events described in Sections 10.1(f) or 10.1(g) (each such event a “Proceeding”), (1) the Unrestricted Subsidiary shall not have any enforcement rights relating to any Unrestricted Subsidiary Loan, (2) the Unrestricted Subsidiary shall be treated as a separate class of creditors for all purposes under, and during the course of, such Proceeding, subordinate to and separate and apart from Agent and the other Lenders and (3) the Unrestricted Subsidiary shall not vote on any proposed plan of reorganization in any Proceeding and shall not oppose any sale or disposition of any assets of the Borrower that is supported by the Requisite Lenders and shall not support any sale of disposition of any assets of the Borrower that is opposed by the Requisite Lenders, and the Unrestricted Subsidiary shall be deemed to have either consented or withheld consent in accordance with this clause (3) under Section 363 of the Bankruptcy Code of 1978, as amended.

(ix)	No Resale By Unrestricted Subsidiary. The Unrestricted Subsidiary shall not be permitted to sell, assign or otherwise transfer (whether by participation or otherwise) any portion of any Unrestricted Subsidiary Loans held by the Unrestricted Subsidiary or any interest therein.

(x)	Interest. No Unrestricted Subsidiary Loan shall accrue interest.

(xi)	Compensation. The Unrestricted Subsidiary shall not be entitled to any compensation or any other payments pursuant to Sections 3.12, 4.1, 4.4 or 12.9.

(xii)
Restriction on the Sale or Pledge of Equity Interests, etc. of Unrestricted Subsidiary.  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise dispose of, or pledge or grant any Lien on, any Equity Interests of the Unrestricted Subsidiary.

7.
Total Return Swaps.  The Borrower shall only be a counterparty, and shall only permit the Unrestricted Subsidiary or any Affiliate of the Borrower to be a counterparty, to any pledge, assignment or transfer of the interest of any Lender, fully or in any part, in any Loan, Commitment or portion thereof via any agreement, financial instrument or other assignment that replicates loan payments under the Credit Agreement and/or provides for a transfer or assumption of any portion of economic, legal or other risk of any such loan payments, if such Lender agrees that:

(a)
such Lender shall deliver written notice (which notice shall include a disclosure of all Persons that are party to such transaction) of such pledge, assignment or transfer to Agent for dissemination on or prior to the date that such transaction is effectuated; and

(b)
such Lender shall be deemed to be, and shall be treated as if it was, an Unrestricted Subsidiary (notwithstanding the definition thereof) solely with respect to the Loan or Commitment so pledged, assigned or transferred, and such pledged, assigned or transferred Loan or Commitment shall be deemed to be, and shall be treated as if it was, an Unrestricted Subsidiary Loan (notwithstanding the definition thereof).

If the Borrower, the Unrestricted Subsidiary or any Affiliate of the Borrower shall become a counterparty to any such pledge, assignment or transfer in contravention of this Section 7, the same shall result in an immediate Event of Default.

8.	Exhibits. The Existing Credit Agreement is hereby amended by adding thereto Exhibits R, S and T in the forms of Exhibits R, S and T, respectively, to this Amendment.

9.
Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following or satisfaction (or waiver by the Requisite Lenders) of each of the following, each in form and substance satisfactory to the Agent:

(a)	A counterpart of this Amendment duly executed by the Borrower and each of the Requisite Lenders;

(b)	A Guarantor Acknowledgement duly executed by each Guarantor in the form attached hereto as Exhibit A; and

(c)	Evidence that all fees and expenses payable to the Joint Lead Arrangers and the Lenders in connection with this Amendment have been paid.

10.	Representations. Each of the Borrower and the Parent represents and warrants to the Agent and the Lenders that:

(a)
Authorization.  Each of the Borrower and the Parent has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of each of the Borrower and the Parent and each of this Amendment and the Credit Agreement is a legal, valid and binding obligation of the Borrower and the Parent enforceable against each of them in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)
Compliance with Laws, etc.  The execution and delivery by each of the Borrower and the Parent of this Amendment and the performance by each of the Borrower and the Parent of their obligations under this Amendment and the Credit Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Government Approvals or violate any Applicable Laws (including Environmental Laws) relating to the Borrower, the Parent or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, the Parent or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; and (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, the Parent or any other Loan Party.

(c)	No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

11.
Reaffirmation of Representations by Borrower and Parent.  Each of the Borrower and the Parent hereby represents and warrants that the representations and warranties made by each of the Borrower and the Parent to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date.

12.
Document References.  All references to (i) the “Credit Agreement” in each Loan Document shall be deemed to be a reference to the Existing Credit Agreement as amended by this Amendment; and (ii) any of the Loan Documents referenced in any other Loan Document shall be deemed to be a reference to such Loan Document as amended by the terms of this Amendment.

13.
Full Force and Effect.  Except as amended by this Amendment, the Existing Credit Agreement and each of the other Loan Documents shall continue to remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

14.	Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

15.
Governing Law.  THE PROVISIONS OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, DETERMINED WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAW OF THE UNITED STATES.

16.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one binding agreement.

17.
Severability.  The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment.

18.
Expenses.  The Borrower shall reimburse the Agent for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

19.	Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, the Unrestricted Subsidiary, and each of their respective successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Amended and Restated Credit Agreement to be executed and delivered by their authorized officers all as of the day and year first above written

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Operating Officer and Chief Financial Officer

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Operating Officer and Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

WACHOVIA BANK , NATIONAL ASSOCIATION, as Agent, as a Lender and as Swingline Lender

By:	/s/ William F. Carmody
Name: William F. Carmody
Title: Managing Director

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Meredith H. Houseworth
Name: Meredith H. Houseworth
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

ING REAL ESTATE FINANCE (USA) LLC

By:	/s/ Michael E. Shields
Name: Michael E. Shields
Title: Senior Director

By:	/s/ Karen L. Ramos
Name: Karen L. Ramos
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

BANK OF AMERICA, N.A.

By:	/s/ Stephen B. Carlson
Name: Stephen B. Carlson
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

DEUTSCHE BANK TRUST COMPANY AMERICAS.

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

JPMORGAN CHASE BANK, NA.

By:	/s/ Mohammad S. Hasan
Name: Mohammad S. Hasan
Title: Associate

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

THE BANK OF NOVA SCOTIA.

By:	/s/ George Sherman
Name: George Sherman
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

FORTIS BANK SA/NV, NEW YORK BRANCH

By:	/s/ Jack Au
Name: Jack Au
Title: Director

By:	/s/ Barry K. Chung
Name: Barry K. Chung
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

LANDESBANK HESSEN-THURINGEN GIROZENTRALE.

By:	/s/ Robert W. Becker
Name: Robert W. Becker
Title: Senior Vice President, Real Estate Finance

By:	/s/ Gianna Giola
Name: Gianna Giola
Title: Real Estate Finance

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Gary Murray
Name: Gary Murray
Title: Chief Credit Officer

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

BANK OF AMERICA, N.A., successor by merger to MERRILL LYNCH BANK USA

By:	/s/ Stephen B. Carlson
Name: Stephen B. Carlson
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

MORGAN STANLEY BANK, N.A.

By:	/s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ William W. Smith
Name: William W. Smith
Title: Chief Lending Officer

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD

By:	/s/ James T. Taylor
Name: James T. Taylor
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: Vice President & General Manager

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

EMIGRANT REALTY FINANCE LLC

By:	/s/ Jeffrey A. Warner
Name: Jeffrey A. Warner
Title: Managing Director

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

FIRST COMMERCIAL BANK, NEW YORK AGENCY

By:	/s/ May Y.M. Hsiao
Name: May Y.M. Hsiao
Title: Assistant General Manager 3 August 2009

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

UNION BANK OF CALIFORNIA N.A.

By:	/s/ Jack Kissane
Name: Jack Kissane
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

THE NORTHERN TRUST CO.

By:	/s/ Robert W. Wiarda
Name: Robert W. Wiarda
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

HUA NAN COMMERCIAL BANK, LTD.

By:	/s/ Henry Hsien
Name: Henry Hsien
Title: Assistant Vice President

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

E. SUN COMMERCIAL BANK LTD., LOS ANGELES BRANCH

By:	/s/ Benjamin Lin
Name: Benjamin Lin
Title: EVP & GM

[Signatures Continued on Next Page]

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

TAIPEI FUBON COMMERCIAL BANK, LOS ANGELES BRANCH

By:	/s/ Jason Chang
Name: Jason Chang
Title: AVP/Deputy General Manager

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

MIDFIRST BANK, a federally chartered savings association

By:	/s/ Todd G. Wright
Name: Todd G. Wright
Title: First Vice President

[Signature Page to Amendment No. 1 to Amended Credit Agreement
with SL Green Operating Partnership, L.P.]

SCOTIABANC INC.

By:	/s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of July ___, 2009 (this “Acknowledgment”) executed by each of the undersigned (the “Guarantors”) in favor of Wachovia Bank, National Association, in its capacity as administrative agent (the “Administrative Agent”) for the “Lenders” (described below).

WHEREAS, SL Green Operating Partnership, L.P. (the “Borrower”) and SL Green Realty Corp. (the “Parent”), the Administrative Agent and the Lenders party thereto (the “Lenders”) have entered into that certain Amended and Restated Credit Agreement dated as of June 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings given such terms in the Credit Agreement);

WHEREAS, each of the Guarantors is a party to that certain Amended and Restated Guaranty dated as of June 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which the Guarantors guarantied, among other things, the Borrower’s Obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Parent, the Administrative Agent and the Required Lenders are to enter into an Amendment No. 1 to Amended and Restated Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1.  Reaffirmation.  Each Guarantor hereby reaffirms its continuing guaranty of the “Guarantied Obligations” (as defined in the Guaranty) and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the Guarantied Obligations or the obligations of such Guarantor under the Guaranty.

Section 2.  Governing Law.  THE PROVISIONS OF THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, DETERMINED WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAW OF THE UNITED STATES.

Section 3.  Counterparts.  This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

SL Green Realty Corp.
SL Green Management LLC
SLG IRP Realty, LLC
Green 292 Madison LLC
Green 1372 Broadway LLC
Green 440 Ninth LLC
Green 470 PAS LLC
Green 317 Madison LLC
Green W. 57th St., LLC
Green 461 Fifth Lessee LLC
Green 28 W 44 LLC
Green 19W44 Owner LLC
Green 19W44 Member LLC
Green 19W44 JV LLC
Green 19W44 Mezz LLC
750 Third Owner LLC
SLG 609 Funding LLC
SL Green 11 Madison Funding LLC
SL Green 530 Funding LLC
SLG Gale PE LLC
SLG 17 Battery Funding LLC
601 Starrett Preferred Investor LLC
SLG 125 Chubb Funding LLC
Green LNR Debt LLC
180 Madison Preferred Member LLC

By:
Name:
Title:

[Signatures continued on next page]

[Signature Page to Guarantor Acknowledgement]

SLG 1370 Funding LLC
SLG 450 Lex LLC
SLG 800 Third Funding LLC
SLG 717 Fifth Funding LLC
SLG 145 West Street Funding LLC
SLG 720 Fifth Funding LLC
SLG Cooper Stuy Funding LLC
Reckson Operating Partnership, L.P.
1055 Washington Boulevard LLC
SLG RSVP Funding LLC
1350 LLC
SLG 1185/810 Funding LLC
Green 1166 Funding LLC
SLG 331/48 Funding LLC
SLG 333/1010 Funding LLC
SL Green Funding LLC
Green Hill Acquisition LLC
Green 1221 Interest Owner LLC
SLG 1185 Sixth A LLC
SLG 810 Seventh A LLC
SLG 810 Seventh B LLC
SLG 810 Seventh E LLC
SLG 5 Times Square Funding LLC
SLG Puck Funding LLC

By:
Name:
Title:

EXHIBIT R

UNRESTRICTED SUBSIDIARY PURCHASE PROCEDURE

The Unrestricted Subsidiary may purchase outstanding Loans and Commitments or portions thereof on the following basis:

1.
The Unrestricted Subsidiary shall notify the Agent in the form of Annex 1 attached hereto (each, a “Purchase Notice”) that it wishes to make one or more offers to Lenders to purchase the Loans and Commitments or portions thereof pursuant to the Offer Document (each, an “Offer”) in an aggregate amount specified by the Unrestricted Subsidiary, with such Offer to be consummated pursuant to the terms of an Unrestricted Subsidiary Assignment Agreement.  The Unrestricted Subsidiary shall have the right, in accordance with the procedures in the Offer Document, to purchase the Loans and Commitments or portions thereof, for cash, at a purchase price determined in accordance with the Offer set forth in the Offer Document; provided that (A) no Offer shall be less than $500,000 in aggregate principal amount of the outstanding Loans and Commitments, and (B) each assignment of Loans and Commitments pursuant to this Exhibit R shall be in an aggregate amount of not less than $500,000 (or such lesser amount (x) as may be agreed to by the Unrestricted Subsidiary and Agent, (y) as shall constitute the aggregate amount of the Loans and Commitments of the assigning Lender, or (z) as shall constitute the aggregate pro rata share of the Loans and Commitments of the assigning Lender in the event of pro ration as contemplated in the Offer Document).

2.
In connection with any assignment pursuant to this Exhibit R, each of the assigning Lender and the Unrestricted Subsidiary in its capacity as purchaser of the tendered Loans and Commitments acknowledges as of the Unrestricted Subsidiary Assignment Effective Date (as defined below) that (A) the applicable Unrestricted Subsidiary Loan Purchase and the assignment are in accordance with the terms of this Exhibit R, (B) the other party to the Unrestricted Subsidiary Assignment Agreement currently may have, and later may come into possession of, information regarding the Loan Documents or the Loan Parties that is not known to it and that may be material to a decision to enter into an Unrestricted Subsidiary Assignment Agreement (“Excluded Information”), (C) it has independently and without reliance on such other party made its own analysis and determination to enter into an Unrestricted Subsidiary Assignment Agreement and to consummate the transactions contemplated thereby notwithstanding its lack of knowledge of the Excluded Information and (D) such other party shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against such other party under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with such assignment; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such other party in the “Standard Terms and Conditions” set forth in the Unrestricted Subsidiary Assignment Agreement.  Each of the assigning Lender and the Unrestricted Subsidiary in its capacity as purchaser of the tendered Loans and Commitments further acknowledges that the Excluded Information may not be available to Agent or the other Lenders.

3.
The Unrestricted Subsidiary shall make payment of the purchase price for Loans and Commitments or portions thereof accepted for payment pursuant to the Offer Document by transmitting funds to the Agent for distribution to the assigning Lender in accordance with the terms of the Offer Document.

4.
Each assignment effected in accordance with the terms of this Exhibit R shall be effective upon recordation in the Register (in the manner set forth below) by Agent following receipt of a fully executed Unrestricted Subsidiary Assignment Agreement effecting the assignment thereof.  Each assignment shall be recorded in the Register on the Business Day the Unrestricted Subsidiary Assignment Agreement is received by Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice of such receipt shall be provided to the Unrestricted Subsidiary and a copy of such Unrestricted Subsidiary Assignment Agreement shall be maintained by the Agent.  The date of such recordation of a transfer shall be referred to herein as the “Unrestricted Subsidiary Assignment Effective Date.”

5.
The provisions of this Exhibit R shall not require the Unrestricted Subsidiary to undertake and consummate any Offer; provided that to the extent the Unrestricted Subsidiary submits any Offer and does not terminate, cancel or withdraw such Offer, it shall purchase the principal amount of all validly tendered Loans and Commitments at or below the Clearing Price (as defined in the Offer Document) up to the Maximum Offer Amount (as defined in the Offer Document).  Notwithstanding anything herein to the contrary, to the extent the Unrestricted Subsidiary terminates, cancels or withdraws any Offer, it shall not be permitted to submit another Purchase Notice to Agent for a period of five (5) consecutive Business Days commencing on the date of such termination, cancellation or withdrawal.

ANNEX 1 to EXHIBIT R

Purchase Notice
[Unrestricted Subsidiary Letterhead]

Wachovia Bank, National Association, as Agent
301 S. College Street, NC0737
Charlotte, NC 28288-0608
Attention: Rex E. Rudy
Fax No.: (704) 383-6228
Email: rex.rudy@wachovia.com

Re: Offer to Purchase Loans and Commitments under the SL Green Credit Agreement announced on Syndtrak on [DATE]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of June 28, 2007 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among SL Green Operating Partnership, L.P., SL Green Realty Corp., the Lenders party thereto (“Lenders”) and Wachovia Bank, National Association (“Wachovia Bank”), as Administrative Agent (in such capacity, the “Agent”).

[Unrestricted Subsidiary] hereby gives notice to Agent that it is offering to purchase for cash up to $[________] in aggregate principal face amount of Loans and Commitments outstanding under the Credit Agreement at a purchase price not greater than $[________] nor less than $[________] per $1,000 principal amount.

Very truly yours,
[UNRESTRICTED SUBSIDIARY]
By:
Name:
Title:

EXHIBIT S

UNRESTRICTED SUBSIDIARY ASSIGNMENT AND ASSUMPTION AGREEMENT

This Unrestricted Subsidiary Assignment and Assumption Agreement (the “Assignment”) is dated as of the Unrestricted Subsidiary Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 attached hereto and Exhibit R to the Credit Agreement, as of the Unrestricted Subsidiary Assignment Effective Date, the interest in and to all of the Assignor’s rights and obligations under the Loan Documents that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Loans and Commitments (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:
2. Assignee:
3. Borrower:	SL Green Operating Partnership, L.P.
4. Administrative Agent:	Wachovia Bank, National Association
5. Credit Agreement:	Amended and Restated Credit Agreement dated as of June 28, 2007, among Borrower, SL Green Realty Corp., the Lenders party thereto and Administrative Agent
6. Assignor’s Interest under the Credit Agreement:
7. Assigned Interest:
8. Unrestricted Subsidiary Assignment Effective Date:
9. Notice and Wire Instructions:

The Assignor acknowledges and agrees that (i) tenders of the Loans and Commitments will constitute a binding agreement between the Assignor and the Assignee in accordance with the terms and conditions contained in the Offer Document; (ii) validly tendered Loans and Commitments will be deemed to have been accepted by the Assignee if and when the Assignee gives written notice of acceptance to Agent; and (iii) it will not have any withdrawal rights with respect to any tender of its Loans and Commitments.

The Assignor acknowledges and agrees that tenders of its Loans and Commitments pursuant to the procedures described in the Offer Document constitute the Assignor’s acceptance of the terms and conditions (including the pro ration procedures) contained in the Offer Document and this Assignment.

The Assignee further agrees to perform, and be bound by, the provisions set forth on Annex 2 attached hereto.  The Assignee acknowledges and agrees that the Agent and the other Lenders party to the Credit Agreement are, and are intended to be, third parties beneficiaries of this Assignment and are each relying on the Assignee’s agreement to perform, and be bound by, the provisions set forth on Annex 2 attached hereto.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR] .
By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE] .
By:
Name:
Title:

ANNEX 1 TO EXHIBIT S

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

(a)
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by or through it and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document; and (c) it has read and agrees to all of the terms and conditions (including the pro ration procedures) of the Purchase Offer (as defined in the Offer Document) set forth in the Offer Document.  The Assignor will, upon request, execute and deliver any additional documents reasonably deemed by Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest.

(b)
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is an Eligible Assignee under the Credit Agreement, and (iii) it has transmitted same-day funds to the Agent for the account of the Assignor on the Unrestricted Subsidiary Assignment Effective Date.

(c)
Each of Assignor and Assignee acknowledges that (i) this Assignment is in accordance with the terms of Exhibit R to the Credit Agreement; (ii) the other party currently may have, and later may come into possession of, information regarding the Loan Documents or the Assignee and its Subsidiaries that is not known to it and that may be material to a decision to enter into this Assignment (“Excluded Information”), (iii) it has independently and without reliance on the other party made its own analysis and determined to enter into this Assignment and to consummate the transactions contemplated hereby notwithstanding its lack of knowledge of the Excluded Information and (iv) the other party shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have now or in the future against the other party under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with this Assignment; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party in Sections 1(a) and 1(b) of these Standard Terms and Conditions.  Each of Assignor and Assignee further acknowledges that the Excluded Information may not be available to Agent or the other Lenders.

2.	Payments. From and after the Unrestricted Subsidiary Assignment Effective Date, Agent shall make all payments of interest and other amounts in respect of the Assigned Interest (i) for amounts which have accrued prior to but excluding

3.
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

4.	(a)
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN THE PARTIES HERETO OF ANY KIND OR NATURE RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)
THE PARTIES HERETO HEREBY AGREE THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING DIRECTLY OR INDIRECTLY TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR TO ANY MATTER ARISING HEREFROM OR THEREFROM.  THE PARTIES HERETO EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

5.
No party hereto shall have any liability with respect to, and the other party hereby waives, releases, and agrees not to sue such other party for, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such party in connection with, arising out of, or in any way related to, this Assignment, or any of the transactions contemplated hereby.  Each party hereto hereby waives, releases, and agrees not to sue the other party or any of such other party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Assignment or any of the transactions contemplated hereby.

ANNEX 2 TO EXHIBIT S

COVENANTS RELATING TO ASSIGNEE

1.           The Assignee shall preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

2.           The Assignee shall comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

3.           The Assignee shall protect and preserve all of its respective material properties.

4.           The Assignee shall pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Assignee; provided, however, that this provision shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Assignee in accordance with GAAP.

5.           The Assignee, at its cost and expense and upon request of the Agent, shall execute and deliver or cause to be executed and delivered to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts, that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Assignment, the Credit Agreement and the other Loan Documents.

6.           The Assignee shall provide the Agent for distribution to the other Lenders:

(a)           Litigation.  To the extent the Assignee is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting the Assignee or any of its properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Assignee are being audited;

(b)           Change of Management or Financial Condition.  Prompt notice of any change in the senior management of the Assignee and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Assignee which has had or could reasonably be expected to have a Material Adverse Effect;

(c)           Default. Prompt notice of a default of any of the terms of this Assignment;

(d)           Judgments.  Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against the Assignee or any of its properties or assets; and

(e)           Notice of Violations of Law.  Prompt notice if the Assignee shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect.

7.           For purposes of any proposed amendment, consent, waiver or other modification to the Credit Agreement or under any other Loan Document, or any other vote, consent, request, demand, authorization or direction under the Credit Agreement (including, without limitation, any vote, consent, request, demand, authorization or direction with respect to any of the matters set forth in Section 12.6 of the Credit Agreement) or under any other Loan Document, the Assignee shall be deemed at all times to be a Defaulting Lender (solely with respect to the Assignee’s right to vote on matters described herein), and the Assignee shall not have any right to participate in the administration of the Loans, the Credit Agreement or the other Loan Documents.  The Assignee shall not be permitted, entitled or have any rights to (x) attend or participate in any formal or informal meetings of the other Lenders, (y) receive or participate in any communications between or among the Agent and/or the other Lenders or (z) receive, or rely upon, any information, whether written or oral, disseminated during, or relating to, any such meetings or communications, or receive any reports, analyses, opinions or other work product prepared by any consultant, agent or attorney for the Agent or any other Lender, and the Assignee’s sole entitlement to receive any information is limited exclusively to information prepared by the Borrower and made available to the Agent and the other Lenders; provided, that this paragraph 7 shall not in any way limit the Assignee’s ability or right to receive or rely upon information that is generally available to the public.

8.           Immediately upon the occurrence of an Event of Default or a default of the provisions of this Annex 2, the outstanding principal amount of all Unrestricted Subsidiary Loans shall be immediately and without further action extinguished and retired (an “Unrestricted Subsidiary Loan Retirement”) and the Assignee shall thereafter not have any further rights as a Lender under the Loan Documents with respect to any Unrestricted Subsidiary Loans that are the subject of an Unrestricted Subsidiary Loan Retirement (the “Retired Loans”), subject to the following:

(a)           all Commitments and Letter of Credit Liabilities associated with Retired Loans and all obligations of the Assignee in connection with such Retired Loans shall remain in full force and effect after an Unrestricted Subsidiary Loan Retirement; provided, that no subsequent funding made by the Assignee pursuant to such Commitments and Letter of Credit Liabilities shall be deemed to be a Loan for the purposes of this Agreement and any such subsequent funding and/or Obligation relating to such funding shall instead be deemed to be immediately extinguished and retired;

(b)           from and after the date of any Unrestricted Subsidiary Loan Retirement and subject to the terms of paragraph 7 above, solely for purposes of calculating all Commitments, Letter of Credit Liabilities and Commitment Percentages of the Assignee and the other Lenders only, and for purposes of calculating the allocation of any prepayments of Revolving Loans, the principal amount of all Retired Loans shall be deemed to be outstanding; and

(c)           no Unrestricted Subsidiary Loan Retirement shall increase, decrease or otherwise affect the Commitment Percentage or participation interest in any Letter of Credit or any Swingline Loan of the Assignee or any other Lender as they exist immediately prior to the applicable Unrestricted Subsidiary Loan Retirement (with respect to the Assignee and each other Lender, its “Retirement Date Commitment Percentage”) and, from and after the date of any Unrestricted Subsidiary Loan Retirement, (i) the Commitment Percentage of the Assignee shall equal the Retirement Date Commitment Percentage of the Unrestricted Subsidiary on the date immediately prior to the applicable Unrestricted Subsidiary Loan Retirement and (ii) the

aggregate Commitment Percentage of the other Lenders shall equal the aggregate Retirement Date Commitment Percentage of such other Lenders on the date immediately prior to the applicable Unrestricted Subsidiary Loan Retirement.

9.           All Unrestricted Subsidiary Loans shall immediately and automatically become fully and completely junior and subordinate in both payment and priority to the Loans or portions thereof and all other Obligations held by the other Lenders.  The Assignee shall not receive, and neither the Borrower nor any other Loan Party shall make, any payment in cash or otherwise (including principal, interest and fees) on account of any Unrestricted Subsidiary Loan until all outstanding Loans and Obligations owed to Agent and the other Lenders have been repaid in full and all Commitments (other than the Commitment of the Assignee), and the Credit Agreement (other than with respect to the Assignee), have all been terminated in accordance with the terms of the Credit Agreement, and any payments received by the Unrestricted Subsidiary in contravention of the foregoing shall be held in trust for the Agent and the Lenders and delivered to the Agent promptly upon receipt; provided, however, that the Borrower may, from time to time, make Deemed Repayments on Unrestricted Subsidiary Loans, as defined in and in accordance with paragraph 12 below.  The Unrestricted Subsidiary waives any rights to a pro-rata share or any other share of any payment of any amount under the Credit Agreement or any other Loan Document to which it may otherwise be entitled and further waives any rights it may have under Sections 3.2 and 3.3 of the Credit Agreement.

10.           All Revolving Loans shall be made pursuant to Section 2.1 of the Credit Agreement; provided, however, subject to paragraph 11 below, (1) all fundings of Revolving Loans by Lenders under the Credit Agreement after the date of the First Amendment shall be net of the pro rata share of such Revolving Loans that is required to be funded by the Assignee and (2) the Assignee shall be permitted to fund such pro rata share of each Revolving Loan directly to the Borrower.  The Assignee shall not have the right to make or offer to make any Bid Rate Loans.

11.           (a) Prior to or simultaneously with the Borrower delivering any Notice of Swingline Borrowing under Section 2.3 of the Credit Agreement or the issuance of a Letter of Credit requested by the Borrower under Section 2.4 of the Credit Agreement, in each case subsequent to the Assignee acquiring an Unrestricted Subsidiary Loan, and (b) with respect to any Swingline Loan and/or any Letter of Credit outstanding on or prior to the date the Assignee acquires an Unrestricted Subsidiary Loan, the Assignee shall deposit with Agent all amounts that the Assignee may be required to fund as a Lender under such Sections as determined by the Agent in its reasonable discretion.  On the date that any Swingline Loan is funded, or if a drawing pursuant to any Letter of Credit occurs, as applicable, the Agent is authorized to use the monies deposited pursuant to this paragraph 11 to fund the Assignee’s share of such Swingline Loan or drawing, or to make payment to the Agent in accordance with Section 2.4 of the Credit Agreement, as applicable and on such date the Assignee shall be deemed to have made Revolving Loans to the Borrower in an amount equal to the amount applied by the Agent pursuant to this sentence.  Notwithstanding anything to the contrary contained in any Loan Document, Lenders other than the Assignee shall not in any event be liable in any way for the Assignee’s failure to fund amounts that it is required to fund as a Lender under the Loan Documents.  To the extent that any interest or other amounts shall accrue on the amounts deposited pursuant to the first sentence of this paragraph 11, they shall accrue for the benefit of and shall be paid to the Unrestricted Subsidiary.  Assignee shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the account into which such amounts are deposited.

12.           Any payment or repayment of the principal of Revolving Loans (including any deemed repayments made to the Assignee) made by the Borrower shall be applied in accordance with Section 3.2 of the Credit Agreement.  In calculating the application of such payments and taking into account the agreement of the Assignee to subordinate its receipt of payments on the Unrestricted Subsidiary Loans, the aggregate amount of any payment or repayment of the principal amount of Revolving Loans made by the Borrower shall consist of (x) a cash component equal to the full amount paid by the Borrower to be distributed to the Lenders (other than the Assignee) on account of their respective Revolving Loans (the “Cash Repayment”) and (y) a deemed payment or repayment of principal of the Revolving Loans (each, a “Deemed Repayment”) held by the Assignee.  The Assignee further agrees that it shall not exercise any right of set-off or recoupment it may have under the Credit Agreement or under Applicable Law.

Each Deemed Repayment shall be in an amount equal to (A) the applicable Cash Repayment, multiplied by (B) an amount equal to (1) the Assignee's Commitment Percentage divided by (2) the aggregate Commitment Percentage of the other Lenders.  Notwithstanding anything to the contrary set forth above, if immediately prior to giving effect to any such payment or prepayment in respect of any Revolving Loans, the outstanding principal amount of Revolving Loans of the Lenders shall not be held by the Lenders (including the Assignee) pro rata in accordance with their Commitments in effect at the time such Revolving Loans were made, then such payment or repayment shall be applied to the Revolving Loans of the Lenders (other than the Assignee) in such manner as shall result, as nearly as practicable, in the outstanding principal amounts of the Revolving Loans being held by such Lenders pro rata in accordance with their respective Commitments; provided, however, the Assignee shall only receive Deemed Repayments and shall not receive any payments in cash until all amounts owing to the other Lenders have been paid in full and their Commitments have been terminated in accordance with the terms of the Credit Agreement.

13.           The Assignee shall not purchase any portion of any Loan or Commitment from a Lender unless (1) the Unrestricted Subsidiary shall have complied with the purchase procedures described on Exhibit R attached to the Credit Agreement and (2) no Event of Default or any default (following the expiration of any applicable notice and cure period) of any of the covenants and agreements set forth in this Annex 2 then exists or would result from the consummation of any such purchase.  The Assignee shall not acquire any participations in any Loan or Commitment pursuant to Section 12.5(d) of the Credit Agreement.

14.           Upon the occurrence of any of the events described in Sections 10.1(f) or 10.1(g) of the Credit Agreement (each such event a “Proceeding”), (1) the Assignee shall not have any enforcement rights relating to any Unrestricted Subsidiary Loan, (2) the Assignee shall be treated as a separate class of creditors for all purposes under, and during the course of, such Proceeding, subordinate to and separate and apart from Agent and the other Lenders and (3) the Assignee shall not vote on any proposed plan of reorganization in any Proceeding and shall not oppose any sale or disposition of any assets of the Borrower that is supported by the Requisite Lenders and shall not support any sale of disposition of any assets of the Borrower that is opposed by the Requisite Lenders, and the Assignee shall be deemed to have either consented or withheld consent in accordance with this clause (3) under Section 363 of the Bankruptcy Code of 1978, as amended.

15.           The Assignee shall not sell, assign or otherwise transfer (whether by participation or otherwise) any portion of any Unrestricted Subsidiary Loans held by it, or any interest therein.

16.           No Unrestricted Subsidiary Loan shall accrue interest.

17.           The Unrestricted Subsidiary shall not be entitled to any compensation or any other payments pursuant to Sections 3.12, 4.1, 4.4 or 12.9 of the Credit Agreement.

18.           The Assignee shall not:

(a)           incur, assume, or otherwise become obligated in respect of any Indebtedness;

(b)           create, assume, or incur any Lien upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired;

(c)           directly or indirectly, acquire, make or purchase any Investment, or own or acquire any property or asset other than the Unrestricted Subsidiary Loans; or

(d)           enter into any transaction of merger or consolidation, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets.

The Unrestricted Subsidiary shall not be deemed to be in default for failing to perform any term or covenant set forth in this Annex 2 (except for the terms and covenants set forth in paragraphs 13, 15 and 18 above, the failure with which to comply shall be deemed to be an immediate default for purposes of this Annex 2) unless and until the Unrestricted Subsidiary shall continue such failure for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Unrestricted Subsidiary obtains knowledge of such failure or (y) the date upon which the Unrestricted Subsidiary has received written notice of such failure from the Agent.

EXHIBIT T

NOTICE OF AN OFFER TO PURCHASE

Offer to Purchase for Cash the Outstanding Loans and Commitments listed below in the Maximum Offer Amount specified below at a Purchase Price Not Greater than the Maximum Purchase Price specified below Nor Less than the Minimum Purchase Price specified below

Outstanding Loans and Commitments	Maximum Offer Amount	Maximum Purchase Price (per $1,000 principal face amount)	Minimum Purchase Price (per $1,000 principal face amount)
	$[______]	$[______]	$[______]

The offer to purchase (as set forth herein, the “Purchase Offer”) Loans and Commitments (each as defined in the Credit Agreement (as defined herein)) will expire at [TIME], New York City time, on [DATE] (the “Expiration Time”).  Lenders (as defined in the Credit Agreement) owning Loans and Commitments seeking to accept the Purchase Offer must send in via facsimile or email to the attention of [_________] an offer in the form of Annex A hereto (the “Sale Offer”) and a validly executed Assignment and Assumption Agreement in the form of Annex B hereto, in each case prior to the Expiration Time.

Subject to the terms and conditions in this Notice of an Offer to Purchase, the Outline of Auction Mechanics attached hereto (the “Auction Mechanics”) and the related documents (collectively, the “Offer Documents”), [INSERT NAME OF UNRESTRICTED SUBSIDIARY] (“we”, “us” or “Purchaser”) is offering to purchase for cash $[____] (such amount, the “Maximum Offer Amount”) in aggregate principal face amount of Loans and Commitments outstanding under the Credit Agreement at a purchase price not greater than $[___] (such amount, the “Maximum Purchase Price”) nor less than $[___] (such amount, the “Minimum Purchase Price”) per $1,000 principal face amount at a price determined by the “Modified Dutch Auction” procedures described below.  The Purchaser may increase the Maximum Offer Amount at any time, and from time to time, prior to the fifth Business Day after Agent has initially determined the Clearing Price (as defined below).  If the Purchaser so elects, Agent, in consultation with the Purchaser, shall re-determine the Clearing Price based on such increased Maximum Offer Amount.

Under the “Modified Dutch Auction” procedures we are using, Agent (defined below) in consultation with us will select the lowest purchase price (the “Clearing Price”) that will allow us to purchase the Maximum Offer Amount (or such lesser amount of Loans and Commitments for which we have received the aggregate Sale Offers), at prices not greater than the Maximum Purchase Price nor less than the Minimum Purchase Price per $1,000 principal face amount. First, to the extent the Purchaser elects to purchase Loans and Commitments, the principal amount of all validly tendered Loans and Commitments for which Sale Offers are received at a price lower than the Clearing Price will be purchased at the purchase price specified by such participating Lender, and such tendered principal amounts will not be subject to pro ration, and thereafter, the principal amount of all Loans and Commitments tendered at the Clearing Price will be acquired at such Clearing Price, subject to the pro ration procedures set forth below.  We will not purchase any principal amount of Loans and Commitments validly tendered at a price above the Clearing Price.  In the event that the aggregate principal amount of Loans and Commitments for which validly executed Sale Offers and Assignment and Assumption Agreements are received (prior to the Expiration Time) exceeds the Maximum Offer Amount and the Purchaser elects to purchase Loans and Commitments pursuant to the Purchase Offer, the Purchaser will purchase the principal amount of all Loans and Commitments tendered by the Lenders below the Clearing Price first, and then to the extent of the remaining amounts under the Maximum Offer Amount, the Purchaser will purchase the principal amount of all Loans and Commitments tendered by the Lenders at the Clearing Price ratably based on the respective principal amounts of such tendered Loans and Commitments.

Note that not all of the principal amount of Loans and Commitments accepted for purchase in the Purchase Offer will be purchased at the Clearing Price.  If a participating Lender specifies an offer price for the principal amount of a Loan and Commitments that is less than the Clearing Price, such Lender will first receive for such principal amount the purchase price specified by such participating Lender and such tendered principal amount will not be subject to proration.  Only the principal amount of Loans and Commitments tendered at the Clearing Price will be subject to proration.

We intend to disseminate announcements in respect of any amendment, cancellation or termination of the Purchase Offer or extension of the Expiration Time or any other relevant matter to you through Wachovia Bank, National Association, in its capacity as administrative agent (“Agent”) under that certain Amended and Restated Credit Agreement dated as of June 28, 2007 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”; all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement).  Neither Agent nor any of its affiliates assumes any responsibility for the accuracy or completeness of the information concerning us or our affiliates contained in the Offer Documents or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

NONE OF THE PURCHASER AND AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY RECOMMENDATION PURSUANT TO THE OFFER DOCUMENTS AS TO WHETHER OR NOT LENDERS SHOULD SELL THEIR LOANS TO THE PURCHASER PURSUANT TO THE OFFER DOCUMENTS. EACH LENDER SHOULD MAKE ITS OWN DECISION AS TO WHETHER TO SELL ANY OF ITS LOANS AND IF SO, THE PRINCIPAL AMOUNT OF, AND WITH RESPECT TO SALES, THE PRICE TO BE SOUGHT FOR, SUCH LOANS. IN ADDITION, EACH LENDER SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR OR TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THIS PURCHASE OFFER AND THE OFFER DOCUMENTS.

All deliveries, correspondence and requests for additional copies of documentation may be directed to Agent at the address and telephone numbers set forth below.

Agent:
Wachovia Bank, National Association
301 S. College Street, NC0737
Charlotte, NC 28288-0608
Attention: Rex E. Rudy
Telephone No.: (704) 383-6506
Fax No.: (704) 383-6228
Email: rex.rudy@wachovia.com

Please contact Agent if you have any questions about this Purchase Offer or the Offer Documents.
[DATE]

OUTLINE OF AUCTION MECHANICS

The Offer Documents contain important information that should be read carefully before any decision is made with respect to the Purchase Offer. None of the Purchaser, its Board of Directors, Agent or any of their respective affiliates makes any recommendation as to whether Lenders should participate in the Purchase Offer. Lenders must make their own decisions as to whether to participate in the Purchase Offer. Capitalized terms not otherwise defined in this Outline of Auction Mechanics have the meanings assigned to them in the Notice of an Offer to Purchase. The terms of this outline may be updated, supplemented or modified with the consent of the Purchaser and the Agent; provided that the Agent reserves the right to consult with the Lenders with respect to any such updates, supplements or modifications.

The Purchaser	[INSERT NAME OF UNRESTRICTED SUBSIDIARY] (the “Purchaser”).
Loans and Commitments	All Loans and Commitments outstanding under the Credit Agreement.
The Purchase Offer
The Purchaser is offering to purchase for cash, on the terms and subject to the conditions set forth below and in the Offer Documents, any and all of the Loans and Commitments from Lenders (as set forth herein, the “Purchase Offer”).

The Purchase Offer is not conditioned on any minimum aggregate principal amount of Loans and Commitments being offered by Lenders for sale (other than the Minimum Assignment Amount (as defined herein)).  If the Purchaser elects to purchase Loans and Commitments pursuant to the Purchase Offer and less than the aggregate principal amount of Loans and Commitments that the Purchaser is seeking to purchase are offered for sale by Participating Lenders (defined below), the principal amount of all Loans and Commitments validly tendered at or below the Clearing Price will be accepted and the applicable price up to the Clearing Price will be paid to such tendering Lenders.

In the event that the aggregate principal amount of Loans and Commitments for which validly tendered Sale Offers are made exceeds the Maximum Offer Amount and the Purchaser elects to purchase Loans and Commitments pursuant to the Purchase Offer, the Purchaser will purchase the principal amount of all Loans and Commitments tendered by the Lenders below the Clearing Price first, and then to the extent of the remaining amounts under the Maximum Offer Amount, the Purchaser will purchase the principal amount of all Loans and Commitments tendered by the Lenders at the Clearing Price ratably based on the respective principal amounts of such tendered Loans and Commitments.  Agent (in consultation with the Purchaser) will determine the final pro ration factor as soon as practicable after the Expiration Time and will announce such pro ration factor to the Lenders that have submitted a Sale Offer (collectively, the “Participating Lenders”) via Syndtrak or other electronic workplace or internet site (e.g., Intralinks). Such determination of the final pro ration factor will be final and binding on the Participating Lenders.

Maximum Offer Amount	The Maximum Offer Amount is $[______]. The Purchaser may elect to increase the Maximum Offer Amount at any time, and from time to time, prior to the fifth Business Day after Agent has initially determined the Clearing Price (as defined below).  If the Purchaser so elects, Agent, in consultation with the Purchaser, shall redetermine the Clearing Price based on such increased Maximum Offer Amount.

Purchase Price
The Purchaser is conducting the Purchase Offer through a procedure commonly called a “Modified Dutch Auction”. This procedure allows the tendering Lender to select the price, within an applicable price range specified by the Purchaser, at which such Lender is willing to sell the principal amount of its Loans and Commitments.

The Purchaser is offering to purchase Loans and Commitments for cash at a price not greater than $[______] nor less than $[_____] per $1,000 principal face amount. The Agent in consultation with the Purchaser will select the lowest purchase price, which is referred to herein as the “Clearing Price”, that will allow the Purchaser to purchase the Maximum Offer Amount (or such lesser amount of Loans and Commitments for which the Purchaser received the aggregate Sale Offers). To the extent the Purchase Offer is not cancelled, withdrawn or terminated by the Purchaser, first, the principal amount of all Loans and Commitments for which Sale Offers are validly received at a price lower than the Clearing Price will be purchased at the purchase price specified by such participating Lender, and such tendered principal amount will not be subject to pro ration, and thereafter, the principal amount of all Loans and Commitments tendered at the Clearing Price will be acquired at such Clearing Price, subject to pro ration procedures set forth above. The Purchaser will not purchase any principal amount of Loans and Commitments tendered at a price above the Clearing Price.

In the event no Lenders have validly tendered any Loans and Commitments following the Purchase Offer or as otherwise agreed to by Agent, the Purchaser reserves the right at any time prior to the Expiration Time (as may be extended by the Purchaser by three business days) to amend the Purchase Offer to increase the Maximum Offer Amount or the Maximum Purchase Price for all Lenders.

Setting the Purchase Price
In order to select the purchase price at which a Lender wishes to sell its Loans and Commitments, each Lender must indicate in its (i) offer in the form of Annex A (“Sale Offer”) and (ii) Section 7 of the Assignment Agreement (form of such agreement attached hereto as Annex B), in each case the price within the specified range (in multiples of $5 per $1,000 principal amount) at which such Lender wishes to offer the principal face amount of its Loans and Commitments for sale to the Purchaser (the “Offer Price”) and the principal amount offered at face value (the “Offered Amount”). A Lender may not submit more than one Sale Offer, and may not specify more than three Offer Prices (and corresponding Offered Amount) in such Sale Offer; provided, however, if a Lender specifies more than one Offer Price and Offered Amount, the sum shall not exceed the principal face amount of Loans and Commitments held by it. If more than one Offer Price (and corresponding Offered Amount) is specified, each Offer Price (and corresponding Offered Amount) may be accepted by the Purchaser to the extent such Offer Price is at or below the Clearing Price (subject to the pro ration procedures set forth above).

In the event any changes are required to the executed Assignment and Assumption Agreement, Agent shall notify the applicable Participating Lender of such required changes and shall request an acknowledgment by such Participating Lender, which acknowledgement shall be provided by such Participating Lender no later than two business days of receipt thereof.

Each Sale Offer shall be in an aggregate amount of not less than $500,000, or such lesser amount (x) as may be agreed to by the Purchaser and Agent, (y) as shall constitute the aggregate amount of the Loans and Commitments of the Participating Lender or (z) as shall constitute the aggregate pro rata share of the Loans and Commitments of the Participating Lender in the event of pro ration as contemplated herein (the “Minimum Assignment Amount”).

Expiration Time	[TIME], New York City time on [DATE]
Effective Date
The effective date for the Purchase Offer shall be the date recorded by Agent in the Register (as defined in the Credit Agreement) in accordance with the Credit Agreement (the “Unrestricted Subsidiary Assignment Effective Date”).

Conditions to the Purchase Offer; Termination of Offer by Purchaser
Delivery, to Agent prior to the Expiration Time, of a validly executed (i) Assignment and Assumption Agreement and (ii) Sale Offer; provided that the Purchaser shall not be required to accept for payment, purchase or pay for any principal amount of Loans and Commitments that are the subject of validly executed and delivered Assignment and Assumption Agreements and Sale Offers, and may terminate any or all of the Purchase Offer and treat all executed and delivered Assignment and Assumption Agreements as null and void and without any legal effect.

Withdrawal Rights	The Lenders shall have no withdrawal rights pursuant to the Offer Documents.
Acceptance and Payment of Loans and Commitments
Upon the terms and subject to the conditions set forth in the Offer Documents, the Purchaser will purchase, by accepting for payment, an aggregate principal amount of Loans and Commitments up to the Maximum Offer Amount that are the subject of validly executed and delivered (x) Assignment and Assumption Agreements and (y) Sale Offers.  Agent will disseminate to the Participating Lenders announcements in connection with the Purchaser’s acceptance for payment of Loans and Commitments, notice of the Clearing Price and any other relevant notices or information through Syndtrak or other electronic workplace or internet site (e.g., Intralinks).  The Purchaser will make payment of the purchase price for Loans and Commitments accepted for payment pursuant to the Offer Documents by transmitting to the Agent for distribution to the Participating Lenders such payments in same-day funds on the Unrestricted

Subsidiary Assignment Effective Date.
Miscellaneous
All questions as to the form of documents and validity and eligibility (including time of receipt) of Loans and Commitments that are the subject of a Sale Offer will be determined by the Purchaser and Agent and their determination will be final and binding. The Purchaser’s and Agent’s interpretation of the terms and conditions of the Purchase Offer will be final and binding.

ANNEX A to EXHIBIT T

[FORM OF SALE OFFER]

Wachovia Bank, National Association, as Agent
301 S. College Street, NC0737
Charlotte, NC 28288-0608
Attention: Rex E. Rudy
Fax No.: (704) 383-6228
Email: rex.rudy@wachovia.com

Re: Offer to Purchase Loans and Commitments under the SL Green Credit Agreement announced on Syndtrak on [DATE]

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Credit Agreement dated as of June 28, 2007 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among SL Green Operating Partnership, L.P., SL Green Realty Corp., the Lenders party thereto (“Lenders”) and Wachovia Bank, National Association (“Wachovia Bank”), as Administrative Agent (in such capacity, the “Agent”), and (ii) the Notice of an Offer to Purchase delivered by [_______] (“Purchaser”) announced on Syndtrak or other electronic workplace or internet site (e.g., Intralinks) on [DATE].

The undersigned Lender of the Loans and Commitments (as defined in the Credit Agreement) hereby attaches its validly executed Assignment Agreement hereto as Annex 1 and gives its irrevocable notice to Agent that it desires to sell the principal amount of Loans and Commitments held by such Lender to the Purchaser in accordance with Exhibit R to the Credit Agreement at the sale prices specified below next to such principal amount:

Principal Face Amount of Loans and Commitments Offered for Sale	Purchase Price per $1,000 principal amount of Initial Loans and Commitments (expressed as a discount to par)

Very truly yours,
[Name of Lender]
By:
Title:

Annex 1 to Sale Offer

EXECUTED ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX B to EXHIBIT T

[FORM OF ASSIGNMENT AGREEMENT]
[See Exhibit S to Credit Agreement]